Exhibit 10.1.1

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is dated as of November 13, 1996, by and between HCIA INC., a Maryland corporation (the "Company") and GEORGE D. PILLARI (the "Executive").

                                 R E C I T A L S

         WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of January 1, 1995 (the "Employment Agreement"), pursuant to which the Executive serves as the Chairman of the Board, President and Chief Executive Officer of the Company.

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement to provide for certain additional terms as further set forth hereinbelow.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Definitions. Except as otherwise defined herein, any capitalized term used herein shall have the meaning set forth in the Employment Agreement.

         2. Amendment to Section 4(b)(i). Section 4(b)(i) of the Employment Agreement is hereby amended by deleting the penultimate sentence thereof and inserting the following in lieu thereof:

                  "(i) As used herein, the "Severance Amount" shall mean two times the sum of (x) the Executive's highest Salary and (y) the highest Target Bonus percentage paid or payable to the Executive at any time prior to the date of such termination or resignation (such sum being not less than 140% of such salary). (For purposes of calculating the Severance Amount, the Target Bonus shall include cash bonuses and the value on the grant date, as determined by the Compensation Committee of the Board of Directors, of any restrictive stock or restrictive stock units or other awards granted in lieu of cash, but excluding the value of any stock options)."

         3.       Amendment  to  Section  6(a)  of  the  Employment  Agreement.
Section 6(a) of the Employment Agreement is hereby amended by adding the following after subparagraph (iv) therein:

                  "(v) the Executive shall be fully vested in all stock options, restrictive stock, restrictive stock units and other awards theretofore awarded under the Company's 1994 Stock and Incentive Plan, as amended, or any successor thereto;

                  (vi) for the purposes of calculating the Executive's benefit under any in force retirement plan (the "Retirement Plan"), the Executive shall receive an additional two (2) years of credited service;

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                  (vii) within five  business  days  following  the  Executive's termination of employment, the Company shall make a lump sum payment to the Executive equal to the amount that the Company would have contributed for the Executive's account under the Company's Savings Incentive Plan (or any successor plan) (the "SIP") in respect of the two years following the date of termination, based on (A) the formula for determining employer contributions in effect on the date of termination and (B) the Executive's Salary and Target Bonus used for purposes of determining the Severance Amount, and calculated without giving effect to the limitations provided for in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provisions thereto;

                  (viii) within five business days following the date of termination of employment, the Executive shall receive a lump sum payment of his account balance as of the date of termination of any non-qualified plan, if any, maintained by the Company or any of its affiliates to provide benefits in excess of those permitted under the Code to be provided by the Retirement Plan. The Company shall remain obligated to pay to the Executive or his beneficiaries any benefits to which he or they may be entitled under any non-qualified plan maintained by the Company or any of its affiliates providing benefits in excess of those permitted under the Code to be provided by the Retirement Plan, if any; such payments shall be made in accordance with the terms of such plans, and benefits thereunder shall take account of the two years of additional credited service provided for in subclause (vii) above;

                  (ix) for a period of two years following the date of termination of employment (the "Continuation Period"), the Executive and his dependents, if any, shall continue to participate (at no greater expense to them then was the case for such coverage prior to his termination) in the employee benefit arrangements described in Section 3(d) hereunder; provided, however, that the benefits shall cease to the extent the Executive begins coverage under the plans of a subsequent employer;

                  (x) at the end of the Continuation Period, the Executive and his dependents shall be entitled to, for the remainder of his life, medical and dental benefits under any applicable plans and programs of the Company as if he retired on the last day of the Continuation Period, with such benefits to commence immediately at the end of the Continuation Period and with the amount of contributions by the Executive to be no greater than that of any other employee of the Company who had retired on the last day of the Continuation
Period (it being understood and agreed that the contribution rates may be changed, and the terms of such benefits may be modified, to the extent permitted under the relevant plans, from those in effect on the date thereof);

                  (xi) during the Continuation Period, the Company shall provide the Executive with appropriate individual outplacement services and financial planning at the Company's expense;

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                  (xii)  the  Executive  shall  be  fully  vested  in all  stock options, restrictive stock, restrictive stock units and any other awards theretofore awarded to him under the Company's 1994 Stock and Incentive Plan, as amended, and any successor thereto; and

                  (xiii) the Executive shall receive all amounts due to him under any compensatory plan or arrangement of the Company and not specifically addressed above, in accordance with the terms of the relevant plan or arrangement."

         4.       Amendment to Section 6.

                  Section 6 is hereby amended by adding the following new subsection 6(c) thereto:

                  "(c) Upon any Change in Control, the Executive shall be fully vested in all stock options, restrictive stock, restrictive stock units and any other awards therefore awarded to him under the Company's 1994 Stock and Incentive Plan, as amended, or any successor thereto."

         5. Amendment to Section 10(b)(i). Section 10(b)(i) is hereby amended to change the addressee of notices to the Company as follows:

                  "(i)     To the Company:

                                    HCIA Inc.
                                    300 East Lombard Street
                                    Baltimore, Maryland 21202
                                    Attention:  General Counsel"

         6. Other Provisions. Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms. This First Amendment shall be construed and enforced in accordance with the laws of the State of Maryland, exclusive of its conflicts of laws provision.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth hereinabove.

                                  HCIA INC.

                                  By:  /s/ Charles A. Berardesco
                                       _______________________________________
                                       Charles A. Berardesco
                                       Senior Vice President & General Counsel

                                  EXECUTIVE:

                                       /s/ George D. Pillari
                                       _______________________________________
                                       George D. Pillari